Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-123134

Prospectus

INTERNATIONAL GOLD CORP.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. Our offering will begin on the date of this prospectus and end 270 days thereafter. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account in our name at Canadian Western Bank, Park Place, Suite 100 -666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. There are no arrangements to place the funds in an escrow, trust or similar account. As a result, future actions by creditors in the subscription period could preclude or delay us in refunding your money. Creditors could attach the funds, precluding or delaying the possibility of a refund. As a result, you may lose your entire investment, not withstanding the purported minimum offering provisions, because the funds are not held in an escrow account and are potentially subject to creditor claims, including claims of our sole officer.

     Our common stock will be sold by Robert M. Baker, our sole officer and director.

    Investing in our common stock involves risks. See "Risk Factors" starting at page 5.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.030	$0.070
Per Share - Maximum	$0.10	$0.015	$0.085
Minimum	$100,000	$30,000	$70,000
Maximum	$200,000	$30,000	$170,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is July 15, 2008.

SUMMARY OF OUR OFFERING

Our Business

     We are an exploration stage corporation. We plan to explore a property located in eastern British Columbia, Canada. The property we intend to conduct exploration on consists of one mineral claim containing approximately 53 acres. We do not hold an ownership interest in the property or in the mineral claim. Title to the mineral claim is recorded in the name of Woodburn Holdings Ltd., a corporation owned and controlled by Robert M. Baker, our sole officer and director. Woodburn Holdings Ltd. verbally granted us permission to explore the property. We intend to explore for gold on the property. There is no assurance that a commercially viable mineral deposit exists on the land. Even if minerals are found, additional work will be required to make a final evaluation as to the economic feasibility of further activity. The likelihood of finding a viable mineral deposit is remote and we make no claims to the existence of any minerals on the property.

     Our administrative office is located at 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada V6C 1H2 and our telephone number is (604) 606-7979. Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89544. Our mailing address is 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada V6C 1H2.

     Our fiscal year end is December 31.

     We have no revenues, losses since inception, no operations, and have been issued a going concern opinion by our auditor. We rely upon the sale of securities in this offering to fund our operations.

     We have no present plans to be acquired or merged with another company nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

General

     An Exploration stage mining company is one engaged in prospecting for mineralized material. Mineralized material is a mineralized body which has been delineated by appropriately spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Our exploration program is divided into phases. Phase 1 calls for the retention of a consultant to manage our exploration program. We will not do business with any affiliate consultant. Phase 2 calls for core drilling to obtain samples. Phase 3 calls for analyzing the samples to determine if mineralize material exists. We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis of the results of each phase. Even if we complete our current exploration program and are successful in identifying mineralized material, we will have to spend substantial funds on further drilling and engineering studies before we would have a commercially viable mineral deposit called a “reserve.”

The Offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 shares of common stock and a
maximum of 2,000,000 shares of common stock, par value
$0.00001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $170,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before
the offering	5,000,000
Number of shares outstanding after the
offering if all of the shares are sold	7,000,000

     The proceeds of the offering will be held in a separate account at Canadian Western Bank. The proceeds will not be commingled with funds from any other source and will be held in our name. We will hold the funds in the account until we receive a minimum of $100,000, at which time we will withdraw and use those funds. We will immediately withdraw any funds received thereafter. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest or a deduction of any kind. During the 270 day period, no funds will be returned. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above.

     Management or affiliates will not purchase shares in this offering in order to reach the minimum.

Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of March 31, 2008	As of December 31, 2007	As of December 31, 2006
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$14,161	$14,498	$8,500
Total Liabilities	$47,485	$46,027	$29,094
Stockholders’ Deficit	$(33,324)	$(31,529)	$(20,594)

			From Inception on
	For the Three		December 9, 2004
	Months Ended	For the Year Ended	through the year Ended
	March 31, 2008	December 31, 2007	December 31, 2006
	(Unaudited)	(Audited)	(Audited)
Statement of Operations
Revenue	$0	$0	$0
Total Expenses	$1,795	$10,935	$6,027
Net Income - (Loss)	$(1,795)	$(10,935)	$(6,027)
Net Income - (Loss) Per Share	$0	$0	$0

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with INTERNATIONAL GOLD CORP.:

     1. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such, we may have to cease operations and you could lose your investment.

     2. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability, the property does not contain any reserves. As such, any funds spent on exploration will probably be lost, which will result in a loss of your investment.

     3. We may not have access to funds to begin our operations for a minimum 270 days in order to reach the minimum amount of this offering. As a result, we may not begin our operations for up to nine months from the date of this prospectus. Further, if we do not reach the minimum, we will probably hold your funds for nine months and at the conclusion of the offering promptly return the funds to you.

     We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. We may not have access to the funds for up to 270 days. That is assuming our minimum goal is met. In the event that 1,000,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. This could be as long as nine months from the date of this prospectus. If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. As a result, if we raise the minimum amount of this offering, we may not begin operations for nine months from the date of this prospectus. If we do not raise the minimum amount in this offering, your funds will probably be held for nine months before they are returned to you.

     4. Our management lacks technical training and experience in mining operations and consequently our operations, earnings and ultimate financial success could be irreparably harmed.

     Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices many not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry.

     5. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated in December 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $(24,615). The loss was a result of the payment of fees for staking our claims, incorporation, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     6. Because a mining engineer or geologist has not examined the property and we do not have a mining report covering our property, the likelihood that our property contains mineralized material is purely subject to chance. If we do not find mineralized material, you will lose your investment.

     A mining engineer or geologist has not examined the property. Further, we do not have a mining report covering the property. Therefore, the likelihood that the property contains mineralized material is purely subject to change. If we do not find mineralized material on the property, you will lose your investment.

     7. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property.

     8. Because we are small and do not have any ore reserves or much capital, we may have to limit our exploration activity which may result in a loss of your investment.

     Because we are small and do not have any ore reserves or much capital, we must limit our exploration activity. We may not be able to complete an exploration program that is as thorough as we would like. An existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

     9. We may not have access to all of the supplies and materials we need to begin exploration. This could cause us to delay or suspend operations.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment, such as bulldozers and excavators, that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     10. Because Mr. Baker has other outside business activities and will only be devoting 10% of his time, approximately four hours per week, to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Mr. Baker, our sole officer and director, has other outside business activities and will only be devoting 10% of his time, approximately four hours per week, to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Baker. As a result, exploration of the property may be periodically interrupted or suspended.

     11. Title to the mineral rights is held by another entity, Woodburn Holdings Ltd. If it transfers the rights to someone other than us, we will cease operations.

     Title to the mineral rights on the property we intend to explore is not held in our name. We have no ownership rights in the property or in the mineral claim. Title to the mineral rights is recorded in the name of Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by our sole officer and director Mr. Robert Baker. If Woodburn Holdings Ltd. transfers title to a third party, the third party will obtain good title to the rights, and we will have nothing. We will not have any mineral rights and we will have to cease operations. Since Woodburn holdings executed an agreement wherein the property is held in trust for us, we believe if Mr. Baker, as president of Woodburn Holdings Ltd., transfers title to a third party, we would have a cause of action for monetary damages against Mr. Baker and Woodburn Holdings Ltd. By the terms of the agreement, Woodburn Holdings Ltd. holds in trust for International Gold Corp., a 100% undivided interest in the following claim:

	Date of	Date of
Claim No.	Recording	Expiration
516362	December 10, 2004	December 25, 2008

     Woodburn Holdings Ltd. will deliver full title on demand to International Gold Corp. for as long as the claims are in good standing with the Province of British Columbia. We would have a cause of action against Mr. Baker if the transferred the property to a third party. This is because Mr. Baker, as our sole officer and director, has a fiduciary duty to us. We also believe we would have a cause of action against Woodburn Holdings Ltd. for breaching the trust agreement. A determination whether or not we will have a cause of action for monetary damages against Mr. Baker in the event Mr. Baker transfers title to a third party. Such determination will be made by our attorney. There is no assurance however that we would prevail in the event such action is taken by Mr. Baker. Woodburn Holdings Ltd. is holding title to the mineral rights because under British Columbia law, title to British Columbia mining claims can only be held by British Columbia residents. This rule applies to corporations. Title must be held by a British Columbia corporation. In order hold title to the mineral claim, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe the associated legal and accounting costs would be a waste of money at this time. Accordingly, we have elected not to create the subsidiary at this time, but may do so if mineralized material is discovered on the property.

     12. If Robert M. Baker, our president and director, should resign or die, we will not have a chief executive officer which could result in our suspending operations. If that should occur, you could lose your investment.

     Robert M. Baker is our sole officer and a director. We are extremely dependent upon him to conduct our operations. Although he has no technical training in exploring for minerals and operating a mining company, he has experience in raising money for start-up corporations and will be responsible for overseeing our operations. If he should resign or die, we will not have a chief executive officer. Our operations would be suspended until we find another person to act as our chief executive officer. This could result in your losing your entire investment.

Risks associated with this offering:

     13. Because Robert Baker, our sole officer and director, and a majority shareholder, West Peak Ventures of Canada Limited, will together own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.

     Woodburn Holdings Ltd., owned and controlled by Robert M. Baker, owns 2,500,000 shares of our company’s stock. West Peak Ventures of Canada Limited, owned and controlled by Timothy Brock, owns 2,500,000 shares. Thus, even if we sell all 2,000,000 shares of common stock in this offering, Mr. Baker and Mr. Brock will continue to control over 50% of the outstanding shares. They will continue to control our operations and will be able to elect all of our directors.

     14. Because Robert Baker, our sole officer and director, is risking a small amount of capital as a loan, while purchasers in this offering are risking up to $200,000 as an equity investment, if we fail, purchasers of this offering will absorb most of the loss.

     Woodburn Holdings Ltd., a corporation owned by Mr. Baker, will receive a substantial benefit from your investment. Through Woodburn Holdings Ltd., Mr. Baker supplied the property, paid expenses, advanced cash and made a loan, all of which totaled $8,683. Purchasers in this offering will be providing the cash for our operations through their equity investment. If we cease operations, Woodburn Holdings Ltd., as a creditor, will be entitled to be repaid before shareholders will be entitled to recover any of their equity investment. Woodburn Holdings Ltd. has verbally agreed not seek to recover the $8,683 from the proceeds of this offering. However, if we cease operations, shareholders will lose their investment while Woodburn Holdings Ltd. will be entitled to the return of its loan if funds are available.

     15. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, you will lose your investment.

     The proceeds of this offering will not be placed in an escrow or trust account. Rather, your funds will be placed in a separate bank account in our name. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors rather than for exploration.

     16. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

FORWARD LOOKING STATEMENTS

     Our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis.

     The table below sets forth the use of proceeds if $100,000, $150,000 or $200,000 of the offering is sold.

	$100,000	$150,000	$200,000
Gross proceeds	$100,000	$150,000	$200,000
Offering expenses [1]	$30,000	$30,000	$30,000
Net proceeds	$70,000	$120,000	$170,000

The net proceeds will be used as follows [2][3]:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$50,000	$95,000	$135,000
Analyzing Samples	$10,000	$10,000	$10,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$1,500	$1,500	$1,500
Office Equipment	$1,000	$1,000	$1,000
SEC filing	$2,150	$2,150	$2,150
Secretary	$0	$0	$5,000

     [1] Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

     [2] A wide range of funds have been allocated for exploration because we do not know how much will be needed.

     [3] Since inception, West Peak Ventures of Canada Limited, a private company not related to the issuer, and Woodburn Holdings Ltd., a corporation owned and controlled by Robert Baker, our sole officer and director has advanced cash to us, making a loan which totaled $37,936. We used the funds to stake the property, to incorporate the company, and for legal and accounting expenses. The loans are not evidenced by any written instruments. The loans will not be repaid from the proceeds from this offering. The loans are without interest and will only be repaid from subsequent funds received from operations.

     Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. Core drilling will cost $20.00 per foot. We will drill as many holes as proceeds from the offering will allow. We estimate it will cost up to $10,000 to analyze the core samples.

     We cannot be more specific about the application of proceeds for exploration because we do not know what we will find. If we attempt to be too specific, every time an event occurred which could change our allocation, we would have to amend this registration statement. We believe the process of amending the registration statement would take an inordinate amount of time and not be in your best interest. We would be spending money for legal fees which could be spent on exploration.

     Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, office equipment and supplies, legal and accounting fees related to filing reports with the SEC, and the salary of one secretary.

     We have allocated a wide range of funds for exploration. This is because we do not know how much will ultimately be needed. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only if we determine we have reserves will we consider developing the property further.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of September 30, 2007, the net tangible book value of our shares of common stock was a deficiency of $21,565 or approximately $0.004 per share based upon 5,000,000 shares outstanding.

If 2,000,000 of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $148,435, or approximately $0.021 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.025 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.021 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 29% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50, or approximately $0.00001 per share.

If 1,500,000 of the Shares Are Sold:

     Upon completion of this offering, in the event 1,500,000 of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $98,435, or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.019 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.015 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $50, or approximately $0.00001 per share.

If 1,000,000 of the Shares Are Sold:

     Upon completion of this offering, in the event 1,000,000 of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $48,435, or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.008 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $50, or approximately $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are sold:

Price per share	$0.10
Net tangible book value per share before offering	$(0.004)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$0.021
Increase to present stockholders in net tangible book value per share
after offering	$0.025
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.079
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	29%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.085
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.092
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	17%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account in our name at Canadian Western Bank, Park Place, Suite 100 - 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8. Its telephone number is (604) 602-2771. Robert Baker, our sole officer and director, controls this account. Funds will not be placed in an escrow account, trust or similar account. The proceeds will not be commingled with funds from any other source. We will hold the funds in the account until we receives a minimum of $100,000 at which time we will withdraw and use those funds. We will immediately withdraw any funds received afterwards. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of this registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. However, because the funds are not in an escrow account, the funds are subject to being attached by creditors, in which case you may not receive a refund.

     There are no finders involved in our distribution. Management or affiliates will not purchase shares in this offering in order to reach the minimum.

     We will sell the shares in this offering through Robert M. Baker, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Mr. Baker is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. Mr. Baker will distribute the prospectus to potential investors at the meetings. He will also distribute the prospectus to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and outside the United States.

Section 15(g) of the Exchange Act

     Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers, many broker-dealers may not want to make a market in our shares or conduct any transactions in our shares. As such your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of 270 days.

Procedures for Subscribing

     We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a subscription agreement, and
2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “INTERNATIONAL GOLD CORP.” The name and address to whom the subscription agreement form and check should be sent to is Mr. Robert M. Baker, President, International Gold Corp., 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada V6C 1H2.

     A subscription agreement form accompanies this prospectus.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

     Subscriptions will be placed in a separate bank account in our name at Canadian Western Bank until we have received $100,000. Upon receipt of $100,000, we will withdraw and use the funds. Mr. Baker will control this account on our behalf. The proceeds will not be commingled with funds from any other source. If we do not receive the $100,000 within 270 days of the effective date of this offering, all subscriptions will be promptly returned to each investor without interest or deductions.

MARKET FOR COMMON EQUITY

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common shares. 5,000,000 shares of common stock are currently outstanding: 2,500,000 shares are owned by West Peak Ventures of Canada Limited, a British Columbia corporation, owned and controlled by Timothy Brock and another 2,500,000 shares are owned by Woodburn Holdings Ltd., a British Columbia corporation, owned and controlled by Robert Baker. Thus, presently, there are two holders of our shares of common stock, West Peak Ventures of Canada Limited and Woodburn Holdings Ltd. Their shares may be sold pursuant to Rule 144 of the Securities Act of 1933. Currently, Woodburn Holdings Ltd. may sell up to 50,000 shares of its 2,500,000 shares every quarter. West Peak Ventures may sell up to 50,000 shares per quarter also, but not until the termination of a one year holding period pursuant to Rule 144. The one year waiting period will end on May 31, 2008. If all the shares offered in this offering are sold, the quarterly limitation on West Peak Ventures and Woodburn Holdings Ltd. will be increased to 75,000 (for West Peak Ventures, sales are subject to the one year holding period under Rule 144).

BUSINESS

General

     We were incorporated in the State of Nevada on December 9, 2004. We will be engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 400, Reno, Nevada 89544 and our business office is located at 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada V6C 1H2. Our telephone number is (604) 606-7979.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. We have no present plans to be acquired or merged with another company nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

     We have no revenues, have losses since inception, have no operations, and have been issued a going concern opinion by our auditor. We are relying upon the sale of securities in this offering to fund our operations.

     We are an exploration stage mining company. Exploration stage is the process of prospecting for mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Our exploration program is divided into phases. Phase 1 calls for the retention of a consultant to manage our exploration program. We will not do business with any affiliate consultant. Phase 2 calls for core drilling to obtain samples. Phase 3 calls for analyzing the samples to determine if mineralize material exists. We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis of the results of each phase. Even if we complete our current exploration program and we are successful in identifying mineralized material, we will have to spend substantial funds on further drilling and engineering studies before we would have a commercially viable mineral deposit called a reserve.

Background

     All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located.

     In the nineteenth century, the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown, with fee simple title to the property residing with the Crown. Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as “staking.”

     In January of 2005, British Columbia moved to an online system of mineral claim management and staking. As of that time, the province was divided into grids using the Universal Transverse Mercator (UTM) system. Claim owners were then given the opportunity to convert their old claims into the new system. Under the old claim system claims were staked on the ground with posts and tags. Now, claims may be purchased and recorded online without the need for physical staking.

     The property on which we have an interest in the mineral rights is in British Columbia and governed by British Columbia law. We do not have any ownership rights in the underlying property, nor do we hold title to the mineral claim itself. The claim is a mining lease issued pursuant to the British Columbia Mineral Act. The lessee, in our case Woodburn Holdings Ltd., a British Columbia corporation entirely owned and controlled by our sole officer and director, Robert Baker, has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

History of our Mineral Claim

     Glengarry Developments Inc., a non-affiliated third party, acquired our mineral claim from the Crown. In December 2004, Woodburn Holdings Ltd. (Woodburn), a British Columbia corporation entirely owned and controlled by our sole officer and director, Robert Baker, paid Glengarry Developments Inc. (Glengarry) to stake the mineral claim and then purchased the claim from Glengarry for $8,500. Although Glengarry issued a bill of sale for the claim to Woodburn in Dec. 2004, the claim was not recorded in Woodburn’s name till Feb. 2006. We owe Woodburn Holdings Ltd. $8,500 for our interest in the mineral rights which it holds for us.

     Lloyd Tattersall is a staking agent employed by Glengarry Development Corp. Glengarry is located 1395 Marine Drive, West Vancouver, British Columbia, Canada V7T 2X8. Glengarry Development Corp. is in the business of staking mining claims and assisting with the process of recording mining claims in British Columbia. Mr. Tattersall has been staking claims since 1962. His British Columbia license number is 12657. Mr. Tattersall has also served on the board of directors of Gavex Gold Mines Ltd., El Camino Resources Corp., and Big Valley Resources Corp, all Canadian publicly traded companies.

     There are no officers, directors or shareholders of Woodburn Holdings Ltd. other than Mr. Baker. Woodburn is a corporation Mr. Baker uses to conduct a portion of his personal business for the receipt of property in trust such as the mining claims described in this registration statement and for money received for services rendered as a director of Global Green Solutions Inc. and for purchasing and selling securities. He conducts a portion of his personal business in Woodburn Holdings because there is a personal tax advantage to him to do so.

     The claim was transferred to Woodburn Holdings Ltd, which is holding the claim for us. The claim was recorded in Woodburn Holdings Ltd.’s name because under British Columbia law, mineral claims may only be held by British Columbia residents, including British Columbia corporations. Since we are an American corporation, we can never possess legal mineral claims on the land. In order to hold title in compliance with the law, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. The costs associated with forming a subsidiary include legal fees, accounting fees and filing fees, and could be up to $12,500. Because the costs associated with forming a wholly owned British Columbia subsidiary corporation would likely be a waste of money at this time, we have elected not to create the subsidiary. We decided to have Woodburn Holdings Ltd. hold title to the claim while we ascertain whether forming a British Columbia subsidiary corporation would be worthwhile.

Title to Mineral Claim and Forming a Subsidiary

     Woodburn Holdings Ltd. has not provided us with a signed or executed bill of sale in our favor. Woodburn Holdings Ltd. will issue a bill of sale to a subsidiary corporation we may form if mineralized material is discovered on the property. We are relying on Mr. Baker’s word that Woodburn will transfer the title of the mineral claim to us in the event that we find mineralize material and decide to proceed with our mining activities.

     Thus, in the event we find mineralized material and believe the mineralized material can be economically extracted, we intend to form a wholly-owned British Columbia subsidiary corporation. Should Mr. Baker transfer title to another party, and they record the deed before we record our documents, the other party will have superior title and we will have none. As a result, we would have to cease or suspend our operations. Since Woodburn Holdings executed an agreement wherein the property is held in trust for us, we believe if Mr. Baker, as president of Woodburn Holdings Ltd., transfers title to a third party, we would have a cause of action for monetary damages against Mr. Baker and Woodburn Holdings Ltd. By the terms of the agreement, Woodburn Holdings Ltd. holds in trust for International Gold Corp., a 100% undivided interest in the following claim:

	Date of	Date of
Claim No.	Recording	Expiration
516362	December 10, 2004	December 25, 2008

     Woodburn Holdings Ltd. will deliver full title on demand to International Gold Corp. for as long as the claims are in good standing with the Province of British Columbia. We would have a cause of action against Mr. Baker if the transferred the property to a third party. This is because Mr. Baker, as our sole officer and director, has a fiduciary duty to us. We also believe we would have a cause of action against Woodburn Holdings Ltd. for breaching the trust agreement. In that Mr. Baker, through Woodburn Holdings, is a major shareholder of our company, we believe there is no conflict of interest in this area and that Mr. Baker’s interests in other mining claims are separate and not in conflict with his interest in us.

Real Property Underlying the Mineral Claim

     Our mineral claim is on real property that is unencumbered, that is, there are no other claims, liens, charges or liabilities against the property. There are no competitive conditions where the action of some unaffiliated third party which could affect the property. There are no native land claims that affect title to the property. Further, there is no insurance covering the property. We believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Our Mineral Claim

     The following is a list of the claim number, date of recording and expiration date of our claim:

	Date of	Date of
Claim No.	Recording	Expiration
516362	December 10, 2004	December 25, 2008

     Our claim measures 500 meters by 500 meters. Information about the property was provided by Mr. Tattersall.

     In order to maintain this claim, Woodburn Holdings Ltd. must pay a fee of approximately $865.56 each year, until 2009, when the fees will increase to $1,652.43. The claim is currently in good standing until December 25, 2008. Afterwards, Woodburn Holdings Ltd. can renew the claim indefinitely, either by performing work or making a payment in lieu of work.

     Claim maintenance must be performed on or before the expiration date of the claim. There is no grace period if there is a default on the work or on paying in lieu of performing work. The claim will be automatically forfeited. Woodburn Holdings Ltd. will not cause the claim to expire by failing to renew it or by failing to perform work, provided mineralized material is found. In the event that our exploration program fails to find mineralized material, Woodburn will allow the claim expire and we will cease operations. The claim can be allowed to expire by not paying the annual fee and thereby renewing the claim.

     There is no equipment or other infrastructure facilities on the property.

     The property was selected by Mr. Baker, our sole officer and director. No technical information was used to select the property.

Location and Access

     The property is located on the south end of Polley Lake approximately 90 kilometers northeast of the city of Williams Lake. Traveling 90 Kilometers northeast on paved road can access it. Numerous local logging and exploration roads give good access to all parts of the property.

MAP 1

MAP 2

Physiography

     The property lies between elevations of 700 meters and 1300 meters. The claim is 500 meters long by 500 meters wide, approximately 53 acres. It is flat and accessible on the east side of the Imperial Metals Ltd. Mount Polley Mine Property. Vegetation consists mainly of Pine and Fir.

     The property is snow-free from May to November. Providing a six to seven month exploration season. As such, no exploration will take place from approximately December to April.

     The property raw undeveloped land covered with vegetation. There is no available electricity. Electricity will have to be provided with gasoline or diesel generators. There is no appearance of any work having been conducted on the property.

Property Geology

     The property is covered by pink and gray medium to fine grained diorite, monzonite and syenite, maroon and gray polyllithic volcanic breccias. The major types of rocks found on the property are monzonite syenite (which is gravel, sand, silt and clay).

     We did not rely on technical information in selecting the property. Mr. Baker, our president, was responsible for the selection of the property.

Mineralization

     No mineralization has been found on the property.

History of Previous Work

     No work has been preformed on the property.

Our Proposed Exploration Program

     We are an exploration stage corporation and there is no assurance that a commercially viable mineral deposit exists on any of the property we intend to explore. Further, additional will be required before a final evaluation as to the economic and legal feasibility is determined. We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis or the results of the program. Even if we complete our current exploration program and its is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling studies and engineering before we know if we have a commercially viable mineral deposit, a reserve.

     We have no revenues, have losses since inception, have no operations, and have been issued a going concern opinion by our auditor. We are relying upon the sale of securities in this offering to fund our proposed plan of exploration.

     We are prospecting for gold. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within nine months of beginning exploration.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or through loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Detailed exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Glengarry Development Corp., a physical examination of the property and one day of prospecting. The cost of staking the claims was included in the $8,500 which Woodburn Holdings Ltd. paid to Glengarry Development Corp. We must explore for and find mineralized material. If we find mineralized material, we will then determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

     Our exploration program is designed to economically explore and evaluate the property. We do not know if we will find mineralized material, however, the likelihood is remote.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 300 feet in order to extract a samples of earth. Mr. Baker will determine where drilling will occur on the property in consultation with an exploration consultant, who he will select, provided that we raise the minimum amount of this offering. To date, we have not selected a consultant or entered into any contracts with any consultants. We will not do business with any affiliated consultant. There are numerous exploration consultants in British Columbia that can provide the services we require. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations, proceed with additional exploration of the property, or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to ALS Chemex, analytical chemists, geochemists and registered assayers located in North Vancouver, British Columbia. There is no affiliation or prior relationship between us and our management and ALS Chemex. Further, there is no contract with ALS Chemex at the present time.

     We estimate the cost of core sampling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 2,250 linear feet or 8 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 23 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 20 holes to a depth of 300 feet. We will pay an exploration consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin drilling ninety days after this offering is closed, weather permitting. To date, we have not paid any fees for an exploration consultant.

     The breakdown of estimated times and dollars was made by Mr. Baker, our sole officer and director.

     If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything else.

     If we do not find mineralized material on the property, Woodburn Holdings Ltd. will allow the claim to expire, and we will cease operations. The claim can be allowed to expire by failing to pay annual fee on the claim.

     We cannot provide you with a more detailed discussion of how our exploration program will work or our likelihood of success. This is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event, except to say that it is unlikely.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

     We do not have any plan to make our company generate revenue because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     We anticipate starting exploration operation within 90 days of the completion of this offering, weather permitting.

     To date, $8,500 has been spent on the property which includes the cost of staking and the transfer of title from Glengarry Development to Woodburn Holdings Ltd. The cost of staking was paid by Woodburn Holding Ltd. Depending upon the amount of money raised in our public offering, we intend to spend as follows:

*	Between $5,000 and $15,000 for consulting services;
*	Between $50,000 and $135,000 on core sampling; and,
*	$10,000 on analysis of our core samples.

The property is without known reserves and the proposed plan is exploratory in nature.

Competitive Factors

     The gold mining industry is fragmented. We believe that we are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. We do not compete with other exploration companies since we will be conducting exploration activities on one property and we have no plans to acquire additional properties. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the foregoing and will continue to comply with the law in the future. We believe that compliance will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration. In any event, we have not allocated any funds for the reclamation of the property.

Subcontractors

     We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

     At present, we have no employees, other than our sole officer and director. Our sole officer and director is part-time employee and will devote about 10% of his time to our operation. Accordingly, we have a total of one part-time employee. Our sole officer and director does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. Mr. Baker will handle our administrative duties. Because Mr. Baker is inexperienced with exploration, we will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

Other Mining Claims held by Woodburn Holdings Ltd.

     Woodburn Holdings Ltd. currently holds no other mineral properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our project and stay in business. The minimum amount of the offering will allow us to operate for at least one year. To continue beyond one year, we will need additional capital. Our success or failure will be determined, at least in part, by what we find under the ground. The more money we raise, the more core samples we can take. The more core samples we take, the more thorough our exploration will be. Since we do not know what we will find under the ground, we cannot tell you if we will be successful even if we raise the maximum amount of this offering. We will not begin exploration of the property until we raise money from this offering. We believe we will need to raise the minimum amount in this offering of $100,000 in order to remove uncertainties surrounding our ability to continue as a going concern.

     To meet our need for cash, we are attempting to raise money from this offering. We believe we will be able to stay in business for one year if we raise at least $100,000. The funds raised in this offering will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will similarly have to find alternative sources, like a second public offering, a private placement of securities, or loans from our sole officer or others.

     Mr. Baker will continue to advance funds for our operations until we complete or terminate our public offering. Mr. Baker has experience with filing reports required by federal securities law. Mr. Baker will advance funds to pay the costs of filing reports with the SEC in the event the Company does not have the funds to do so. Mr. Baker’s commitment to paying such costs is oral and not in writing. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves. Whether we find mineralized material or not, we have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

     We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

     The following are our milestones:

     1. 0-30 days after completion of the offering, retain our consultant to manage the exploration of the property. - Cost $15,000. Time of retention 0-90 days. Our management will select the consultant. We will not do business with any affiliated consultant. We will rely on the consultant to conduct all phases of the exploration process, subject to review by our management.

     2. 30-120 days after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties. Time to conduct the core drilling - 90 days.

     3. 120-150 days after completion of the offering. Have independent a third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, define the body. We estimate that it will cost $10,000 to analyze the core samples and will take 30 days.

     4. 150-365 days after completion of the offering. Analyze the results of our exploration program and determine to discontinue operations; conduct further exploration; or, in the event mineralized material is discovered, move ahead with a program of developing the property. We do not know the cost of further exploration will be until we complete our initial exploration program. We do not know what it will cost to develop the property until we find mineralized material. The source of funding further exploration or development of the property will be from the sale of additional shares of common stock in either a private placement or second public offering. There is no assurance that we will be able to raise additional funds through a private placement or second public offering.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 9, 2004 to March 31, 2008

     We have the right to explore one property. Woodburn Holdings, Ltd. paid the cost of staking in the amount of $8,500. We will begin our exploration plan upon completion of this offering.

     Since inception, we have used loans from West Peak Ventures of Canada Limited, a private company not related to the issuer, and Woodburn Holdings Ltd., a corporation owned and controlled by Robert Baker, our sole officer and director. We used the funds to stake the property, to incorporate the company, and for legal and accounting expenses. Net cash provided since inception on December 9, 2004 to March 31, 2008 was $37,936. The loans are not evidenced by any written instruments. The loans will not be repaid from the proceeds from this offering. The loans are without interest and will only be repaid from subsequent funds received from operations.

Liquidity and Capital Resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     In December 2004, we issued 5,000,000 shares of common stock pursuant to the exemption from registration continued in Section 4(2) of the Securities Act of 1933. This was accounted for as a purchase of shares of common stock.

     As of March 31, 2008, our total assets were $14,161 and our total liabilities were $47,485.

MANAGEMENT

Officers and Directors

     Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Robert M. Baker	54	President, Principal Executive Officer, Principal
789 West Pender Street, Suite 1010		Accounting Officer, Principal Financial Officer,
Vancouver, British Columbia		Secretary, Treasurer and sole member of the Board of
Canada V6C 1H2		Directors.

     The person named above has held his position as secretary since inception and since May 31, 2007, all other offices/positions of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Our Sole Officer and Director

     Since December 9, 2004, Robert Baker has been our secretary and a member of our board of directors, and since May 31, 2007, Mr. Baker has been our president, principal executive officer, treasurer, principal financial officer, and principal accounting officer. Since March 1, 2006, Robert M. Baker has been the secretary and a member of the board of directors of Snowdon Resources Corporation, a Nevada corporation, engaged in the business of uranium mining exploration. From June 2003 to January 2006, Mr. Baker was the president, principal executive officer, principal financial officer, principal accounting officer, secretary, treasurer and a director of Global Green Solutions Inc., a Nevada corporation, engaged in the business of development and acquisition of ecotechnologies. On January 5, 2006, Mr. Baker resigned as president, principal executive officer, principal financial officer and treasurer. He continues to hold the positions of secretary and a member of the board of directors.

     Global Green Solutions was previously High Grade Mining Corp. High Grade Mining Corp. was incorporated on June 10, 2003 in the State of Nevada. On November 18, 2003, High Grade Mining Corp. acquired the right to conduct exploration activity on one mineral claim located in British Columbia, Canada. High Grade Mining Corp. did not establish the commercial feasibility of the mineral claim and since 2005 has been increasing its operations in the Green Energy market sector with a portfolio of eco-technology solutions and services including solutions for greenhouse gas emissions reduction, renewable energy utilizing wood, agricultural waste biomass and algae biomass, and carbon credit generation. By way of shareholder approval, effective March 31, 2006, High Grade Mining Corp. changed its name to Global Green Solutions Inc. to reflect the company’s change of business focus from the acquisition and exploration of mining claims to the development and implementation of renewable energy and greenhouse gas reduction technology. On May 29, 2006, by way of a Director’s resolution, the company formally terminated its mineral exploration activities to devote full efforts to its expanded business operations. During 2006, Global Green Solutions commenced the development and acquisition of these technologies specifically in the areas of natural gas pipeline emissions reduction, biodiesel feedstock and biomass combustion.

     From May 2005 to May 2007, Mr. Baker was the secretary and a member of the board of directors of Marathon Gold Corp., a Nevada corporation engaged in the business of mining exploration. From November 2004 to December 2005, Mr. Baker was a director of Cierra Pacific Ventures Ltd. located in Vancouver, British Columbia. Cierra Pacific is engaged in the business of mining exploration. Cierra Pacific does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol CIZ.H. From October 2004 to June 2007, Mr. Baker was the secretary and a director of Tapango Resources Ltd. located in Vancouver, British Columbia. Tapango Resources is engaged in the business of mining exploration. Tapango Resources does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol TPA.H. From September 2004 to June 2006, Mr. Baker was a director and secretary of Tapestry Ventures Ltd. located in Vancouver, British Columbia. Tapestry Ventures is engaged in the business of mining exploration. Tapestry Ventures does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol TPV.H. From January 2004 to March 2006, Mr. Baker was the president, principal executive officer, treasurer and principal financial officer of Sterling Gold Corporation , a Nevada corporation, engaged in the business of mining exploration. From June 2002 to October 2003, Mr. Baker was the president, principal executive officer, treasurer, principal financial officer and a member of the board of directors of TexEn Oil & Gas, Inc. From November 1998 to June 2002, Mr. Baker was a registered representative with Canaccord Capital Corporation, a Canadian broker/dealer registered with the United States Securities and Exchange Commission.

     Mr. Baker will devote 10% of his time, approximately four hours per week, to our operation. Mr. Baker intends to continue his association with us after this offering is completed. He will continue to devote approximately 10% of his time or four hours each per week to our operations. Mr. Baker devotes his remaining time to Global Green Solutions Inc. and Snowdon Resources Corporation. Mr. Baker is inexperienced with exploring for, starting, and operating an exploration program. Further, Mr. Baker has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. His decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry.

Director Independence

     Mr. Baker, our sole officer and director, is not independent. We have no audit, nominating or compensation committees.

Conflicts of Interest

     At the present time, we do not foresee a direct conflict of interest. Mr. Baker is a majority shareholder, through Woodburn Holdings, and an officer and director. He has a fiduciary duty to us, and we believe his interests are aligned with ours. We do not intend to acquire any additional properties. The only conflict that we foresee is Mr. Baker’s devotion of time to projects that do not involve us. In the event that Mr. Baker ceases devoting time to our operations, he has agreed to resign as our sole officer and director.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us during the last three fiscal years for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert M. Baker	2007	0	0	0	0	0	0	0	0
President, Secretary	2006	0	0	0	0	0	0	0	0
and Treasurer	2005	0	0	0	0	0	0	0	0

Kathrine MacDonald	2007	0	0	0	0	0	0	0	0
(resigned)(1)	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

     (1) Ms. MacDonald resigned as an officer and director on July 20, 2007. She resigned to pursue other business activities.

     We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time in 2008. We will not begin paying salaries until we have adequate funds to do so.

     The following table sets forth the compensation paid by us to our directors during the fiscal year ended December 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named directors.

Director Compensation
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert M. Baker	2007	0	0	0	0	0	0

Katherine MacDonald	2007	0	0	0	0	0	0
(resigned)

     Our directors do not receive any compensation for serving as members of the board of directors.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Option/SAR Grants

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans.

Compensation of Directors

     We do not have any plans to pay our directors any money.

     To date, we have not entered into any employment contracts with our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.

     The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Percentage of	Number of	Percentage of
		Ownership Before	Shares After	Ownership After
	Number of	the Offering	Offering	the Offering
	Shares	Assuming all of	Assuming all	Assuming all of
Name and Address	Before the	the Shares are	of the Shares	the Shares are
Beneficial Ownership [1]	Offering	Sold	are Sold	Sold
Robert Baker [1][2]	2,500,000	50.00%	2,500,000	35.71%
789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada V6C 1H2 [3]

All Officers and Directors	2,500,000	50.00%	2,500,000	35.71%
as a Group (1 person)

West Peak Ventures of Canada [4]	2,500,000	50.00%	2,500,000	35.71%
789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada V6C 1H2

[1]

The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Baker, our sole officer and director, is the only “promoter” of our company.

[2]	Mr. Baker holds title to his common stock in the name of Woodburn Holdings Ltd., a British Columbia corporation, which he owns and controls.

[3]	Our business office is located at 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada V6C 1H2. Our telephone number is (604) 606-7979.

[4]	Timothy Brock exercises share voting and/or dispositive powers with respect to West Peak Ventures of Canada.

Future Sales by Existing Stockholders

     In December 2004, we issued a total of 2,500,000 shares of restricted common stock to Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald, our former president, in consideration of $25. A total of 2,500,000 shares were issued to Woodburn Holdings Ltd., a corporation owned and controlled by our sole officer and director, Robert M. Baker, also for consideration of $25. All of the shares issued to Dimac Capital Corporation and Woodburn Holdings Ltd. are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. On May 31, 2007, Dimac Capital Corporation sold all of its shares to West Peak Ventures of Canada Limited, in consideration of $25.

     Under Rule 144, the shares originally issued to Dimac Capital Corp. and Woodburn Holdings Ltd. can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Pursuant to Rule 144, there is a one year holding period from the date of purchase which prevents West Peak Ventures of Canada from selling its shares through May 31, 2008. As applied to Woodburn Holdings Ltd., currently, and to West Peak Ventures of Canada Limited, after the one year holding period, each could sell up to 50,000 shares quarterly. If the maximum number of shares are sold in this offering, Woodburn Holdings Ltd. and West Peak Ventures of Canada Limited could sell up to 70,000 shares per quarter.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     Our current shareholders will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

     Because our sole officer and director and a majority shareholder will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, when voting for the election of directors, can elect all of the directors to be elected, if they so choose. In that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger, and if we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     In December 2004, we issued a total of 2,500,000 shares of restricted common stock to Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald, our former president, in consideration of $25. Dimac Capital sold its shares to West Peak Ventures of Canada Limited, in consideration of $25, on May 31, 2007. In December 2004, we also issued 2,500,000 shares of restricted common stock to Woodburn Holdings, Ltd., a corporation owned and controlled by Robert M. Baker, our president, in consideration of $25. This was accounted for as a purchase of common stock.

     Mr. Baker, our sole officer and director, is the only person considered to be a “promoter” of our company under Item 404(d) of Regulation S-B.

     Record title to the mineral claim is held in the name of Woodburn Holdings Ltd., a corporation owned and controlled by Robert M. Baker, our sole officer and director. Mr. Baker is not and will not charge us a fee for holding title to the property. In the event mineralized material is discovered on the property, Woodburn Holdings Ltd. will transfer title to the mineral claim to us.

     Our business office is located at 789 West Pender Street, Suite 1010, Vancouver, British Columbia, Canada V6C 1H2. Our telephone number is (604) 606-7979. We use space on a rent-free, no charge basis. This is the office of Sweetwater Capital Corporation, personally.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to December 31, 2006, included in this prospectus have been audited by Morgan & Company, Chartered Accountants, 700 West Georgia Street, Suite 1488, Vancouver, British Columbia, Canada V7Y 1A1, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, and telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

     Audited financial statements for the periods ended December 31, 2007 and 2006 and unaudited financial statements for the period ending March 31, 2008 follow:

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	MARCH 31	DECEMBER 31
	2008	2007

ASSETS

Current
Cash	$4,977	$5,365
Taxes recoverable	684	633
	5,661	5,998

Mineral Claim Interest (Note 4)	8,500	8,500
	$14,161	$14,498

LIABILITIES

Current
Accounts payable and accrued liabilities	$9,549	$8,086
Amounts due to related parties (Note 7)	37,936	37,941
	47,485	46,027

STOCKHOLDERS’ DEFICIENCY

Capital Stock (Note 5)
Authorized:
100,000,000 voting common shares with a par value of $0.00001 per share

Issued:
5,000,000 common shares issued as at March 31, 2008 and
December 31, 2007	50	50

Additional Paid-In Capital	3,000	3,000

Deficit Accumulated During The Exploration Stage	(36,374)	(34,579)
	(33,324)	(31,529)

	$14,161	$14,498

The accompanying condensed notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

					CUMULATIVE
					PERIOD FROM
					INCEPTION
					DECEMBER 9
	THREE MONTHS ENDED				2004 TO
	MARCH 31				MARCH 31
	2008		2007		2008

Revenue	$-		$-		$-

Expenses
Interest and bank charges	365		-		974
Professional fees	1,464		-		30,256
Transfer and filing fees	-		-		1,008
Office and sundry	(34)		30		4,136

Net Loss For The Period	$(1,795	) $	(30	) $	(36,374)

Basic And Diluted Net Loss Per Share	$0		$0

Weighted Average Number Of Shares
Outstanding	5,000,000		5,000,000

The accompanying condensed notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

				CUMULATIVE
				PERIOD FROM
				INCEPTION
				DECEMBER 9
	THREE MONTHS ENDED			2004 TO
	MARCH 31			MARCH 31
	2008	2007		2008

Cash Provided By (Used In)

Operating Activities
Net loss for the period	$(1,795)	$(30	) $	(36,374)

Item not affecting cash:
Non-cash services from director	-	-		3,000

Net changes in non-cash operating working
capital items:
Taxes recoverable	(51)	-		(684)
Accounts payable and accrued liabilities	1,463	(320)		9,549
	(383)	(350)		(24,509)

Financing Activities
Issue of common stock	-	-		50
Amounts due to related parties	(5)	350		37,936
	(5)	350		37,986

Investing Activity
Acquisition of mineral claim interest	-	-		(8,500)

Net Increase (Decrease) In Cash	(388)	-		4,977

Cash, Beginning Of Period	5,365	-		-

Cash, End Of Period	$4,977	$-		$4,977

Supplemental Disclosure Of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-		$-
Income taxes	$-	$-		$-

The accompanying condensed notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

PERIOD FROM INCEPTION, DECEMBER 9, 2004, TO MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK			DEFICIT
	NUMBER			ACCUMULATED
	OF		ADDITIONAL	DURING THE
	COMMON	PAR	PAID-IN	EXPLORATION
	SHARES	VALUE	CAPITAL	STAGE		TOTAL

Beginning balance	-	$-	$-	$-		$-

Shares issued for cash on
December 10, 2004 at $0.00001	5,000,000	50	-	-		50

Net loss for the period	-	-	-	(10,013)		(10,013)

Balance, December 31, 2004	5,000,000	50	-	(10,013)		(9,963)

Non-cash service from directors	-	-	3,000	-		3,000

Net loss for the year	-	-	-	(7,604)		(7,604)

Balance, December 31, 2005	5,000,000	50	3,000	(17,617)		(14,567)

Net loss for the year	-	-	-	(6,027)		(6,027)

Balance, December 31, 2006	5,000,000	50	3,000	(23,644)		(20,594)

Net loss for the year	-	-	-	(10,935)		(10,935)

Balance, December 31, 2007	5,000,000	50	3,000	(34,579)		(31,529)

Net loss for the period	-	-	-	(1,795)		(1,795)

Balance, March 31, 2008	5,000,000	$50	$3,000	$(36,374	) $	(33,324)

The accompanying condensed notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The unaudited financial information furnished herein reflects all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. These first quarter financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form SB-2. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding fiscal year, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s financial statements for the fiscal year ended December 31, 2007, has been omitted. The results of operations for the three month period ended March 31, 2008 are not necessarily indicative of results for the entire year ending December 31, 2008.

Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 9, 2004. The Company’s principal executive offices are located in Vancouver, British Columbia, Canada.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is considered an exploration stage company in accordance with the Statement of Financial Accounting Standards No. 7.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a loss of $36,374 for the period from December 9, 2004 (inception) to March 31, 2008, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Although there is no assurance that management’s plans will be realized, management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. All dollar amounts are in U.S. dollars unless otherwise noted.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

	b)	Exploration Stage Company

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” and Securities and Exchange Commission (“SEC”) Act Guide 7, as it devotes substantially all of its efforts to acquiring and exploring mineral properties. Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

	c)	Mineral Property Acquisition Payments

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. At the end of each fiscal quarter end, the Company assesses the carrying costs for impairment. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	d)	Mineral Property Exploration Costs

Mineral property exploration costs are expensed as incurred.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has not established any proven or probable reserves on its mineral properties and incurred only acquisition costs.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Cash

Cash consists of cash on deposit with high quality major financial institutions, and to date, the Company has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits. For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

	f)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)    monetary items at the exchange rate prevailing at the balance sheet date;
ii)   non-monetary items at the historical exchange rate;
iii)  revenue and expense at the average rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

	g)	Financial Instruments

The carrying values of the Company’s financial instruments, including cash, accounts payable and accrued liabilities and amounts due to related parties approximate their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company has adopted SFAS No. 150, “Accounting For Certain Financial Instruments and Characteristics of both Liabilities and Equity”. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The financial instruments affected includes certain obligations that can be settled with shares of stock.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	h)	Segmented Information

The Company follows FAS No. 131 disclosures about segments of an enterprise and related information about operating segments in financial statements, as well as additional disclosures about products and services, geographic areas and major customers.

The Company conducts substantially all of its operations in Canada in one business segment.

	i)	Use of Estimates and Assumptions

The preparation of financial statements, in conformity with United States generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions are determining the fair value of transactions involving common stock, valuation and impairment losses on mineral property acquisitions. Other areas requiring estimates include allocations of expenditures to resource property interests. Actual results may differ from the estimates.

	j)	Basic and Diluted Net Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti- dilutive.

	k)	Revenue Recognition

Revenue is recognized upon delivery when title and risk of ownership of metals or metals bearing concentrate passes to the buyer and when collection is reasonably assured. The passing of title to the customer is based on the terms of the sales contract. Product pricing is determined at the point revenue is recognized by reference to active and freely traded commodity markets.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	l)	Comprehensive Loss

SFAS No. 130 – “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	m)	Stock-Based Compensation

On November 1, 2005, the Company adopted SFAS No. 123 (revised 2004) – Share-Based Payment (“SFAS No. 123(R)”), which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments for the enterprise, or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.

In January 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123(R). SFAS No. 123 (R) eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25 – Accounting for Stock Issued to Employees, and instead requires that such transactions be accounted for using a fair-value-based method.

The Company uses the Black-Scholes option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123(R), consistent with that used for pro-forma disclosures under SFAS No. 123 – Accounting for Stock-Based Compensation.

To March 31, 2008, the Company has not granted any stock options.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

CONDENSED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008
(Unaudited)
(Stated in U.S. Dollars)

3.	MINERAL CLAIM INTEREST

The Company has the right to conduct exploration activity on one mineral claim (“the Claim”), the legal title to which is held by Woodburn Holdings Ltd. (“Woodburn”), a British Columbia corporation owned and controlled by Robert Baker, who is the sole director and officer of the Company.

The Claim number is 516362 and it is located on the south end of Polley Lake approximately 90 kilometers northeast of the city of Williams Lake in the Cariboo Mining Division, British Columbia, Canada. The claim is approximately 500 meters long and 500 meters wide.

To maintain the Claim, Woodburn must pay a fee of approximately $866 each year until 2009, and $1,652 each year thereafter. The claim is currently in good standing until December 25, 2008.

4.	CAPITAL STOCK

On December 10, 2004, pursuant to a private placement, the Company sold 5,000,000 shares of its common stock at $0.00001 per share for cash.

As at March 31, 2008, the Company has no stock option plan, warrants or other dilutive securities.

5.	AMOUNTS DUE TO RELATED PARTIES

Amounts due to various shareholders is unsecured, interest free with no specific terms of repayment

6.	CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The Company has no significant contractual obligations or commitments with any parties respecting executive compensation, consulting arrangements, rental premises or other matters, except as disclosed elsewhere in these notes. The officer and directors provide management services to the Company without any compensation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors of
International Gold Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of International Gold Corp. (An Exploration Stage Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficiency, and cash flows for each of the two years ended December 31, 2007, and for the cumulative period from inception, December 9, 2004, to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years ended December 31, 2007, and for the cumulative period from inception, December 9, 2004, to December 31, 2007, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows, has a stockholders’ deficiency and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada May 1, 2008	“MORGAN & COMPANY” Chartered Accountants

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	DECEMBER 31
	2007	2006
ASSETS

Current
Cash	$5,365	$-
Accounts receivable	633	-
	5,998	-

Mineral Claim Interest (Note 4)	8,500	8,500
	$14,498	$8,500

LIABILITIES

Current
Accounts payable and accrued liabilities	$8,086	$20,111
Advances from related parties (Note 5)	37,941	8,983
	46,027	29,094

STOCKHOLDERS’ DEFICIENCY

Capital Stock (Note 6)
Authorized:
100,000,000 voting common shares with a par value of
$0.00001 per share

Issued:
5,000,000 common shares	50	50

Additional paid-in capital	3,000	3,000

Deficit Accumulated During The Exploration Stage	(34,579)	(23,644)
	(31,529)	(20,594)

	$14,498	$8,500

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

				CUMULATIVE
				PERIOD FROM
				INCEPTION,
				DECEMBER 9
				2004, TO
	YEAR ENDED DECEMBER 31			DECEMBER 31
	2007	2006		2007

Revenue	$-	$-		$-

Expenses
Interest and bank charges	40	130		609
Professional fees	9,635	5,897		28,792
Transfer and filing fees	234	-		1,008
Office and sundry	1,026	-		4,170
	10,935	6,027		34,579

Net Loss For The Period	$(10,935)	$(6,027	) $	(34,579)

Basic And Diluted Net Loss Per Common Share	$0	$0

Weighted Average Number Of Common Shares
Outstanding	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION,
			DECEMBER 9
			2004, TO
YEAR ENDED DECEMBER 31			DECEMBER 31
	2007	2006	2007

Cash Provided By (Used In):

Operating Activities
Net loss for the period	$(10,935)	$(6,027)	$(34,579)

Adjustment to reconcile net loss to net cash
used by operating activities
Non-cash service from director	-	-	3,000
Changes to operating assets and liabilities
Accounts receivable	(633)	-	(633)
Accounts payable and accrued liabilities	(12,025)	5,898	8,086
	(23,593)	(129)	(24,126)

Financing Activities
Issue of common stock	-	-	50
Advances from related parties	28,958	-	37,941
	28,958	-	37,991

Investing Activity
Acquisition of mineral claim interest	-	-	(8,500)

Net Increase (Decrease) In Cash	5,365	(129)	5,365

Cash, Beginning Of Period	-	129	-

Cash, End Of Period	$5,365	$-	$5,365

Supplemental Disclosure Of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

PERIOD FROM INCEPTION, DECEMBER 9, 2004, TO DECEMBER 31, 2007
(Stated in U.S. Dollars)

	COMMON STOCK			DEFICIT
	NUMBER			ACCUMULATED
	OF		ADDITIONAL	DURING THE
	COMMON	PAR	PAID-IN	EXPLORATION
	SHARES	VALUE	CAPITAL	STAGE	TOTAL

Beginning balance	-	$-	$-	$-	$-

Shares issued for cash on
December 10, 2004 at $0.00001	5,000,000	50	-	-	50
Net loss for the period	-	-	-	(10,013)	(10,013)

Balance, December 31, 2004	5,000,000	50	-	(10,013)	(9,963)

Non-cash service from director	-	-	3,000	-	3,000
Net loss for the year	-	-	-	(7,604)	(7,604)

Balance, December 31, 2005	5,000,000	50	3,000	(17,617)	(14,567)

Net loss for the year	-	-	-	(6,027)	(6,027)

Balance, December 31, 2006	5,000,000	50	3,000	(23,644)	(20,594)

Net loss for the year	-	-	-	(10,935)	(10,935)

Balance, December 31, 2007	5,000,000	$50	$3,000	$(34,579)	$(31,529)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 9, 2004. The Company’s principal executive offices are located in Vancouver, British Columbia, Canada.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations. The Company is considered an exploration stage company in accordance with the Statement of Financial Accounting Standards No. 7.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a loss of $34,579 for the period from December 9, 2004 (inception) to December 31, 2007, has negative cash flow, has a stockholders’ deficiency and is dependent upon obtaining adequate financing to fulfil its exploration activities and has no revenue. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Although there is no assurance that management’s plans will be realized, management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

	b)	Exploration Stage Company

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” and Securities and Exchange Commission (“SEC”) Act Guide 7, as it devotes substantially all of its efforts to acquiring and exploring mineral properties. Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

	c)	Mineral Property Acquisition Payments

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. At the end of each fiscal quarter, the Company assesses the carrying costs for impairment. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

	d)	Mineral Property Exploration Costs

Mineral property exploration costs are expensed as incurred.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has not established any proven or probable reserves on its mineral properties and incurred only acquisition costs.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	d)	Mineral Property Exploration Costs (Continued)

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

	e)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary items at the exchange rate prevailing at the balance sheet date;
ii)    non-monetary items at the historical exchange rate;
iii)   revenue and expense at the average rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

INTERNATIONAL GOLD CORP
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	f)	Financial Instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial statements held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The carrying values of the Company’s financial instruments, including cash, accounts payable and accrued liabilities and due to related parties, approximate their fair value because of the short maturity of these instruments. The fair value of amounts due to related parties cannot be reasonably estimated due to uncertainty as to timing and method of repayment and the lack of a ready market for such amounts. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from its financial instruments.

	g)	Income Taxes

Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

	h)	Segmented Information

The Company follows FAS No. 131 disclosures about segments of an enterprise and related information about operating segments in financial statements, as well as additional disclosures about products and services, geographic areas and major customers.

The Company conducts substantially all of its operations in Canada in one business segment.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	i)	Use of Estimates and Assumptions

The preparation of financial statements, in conformity with United States generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions are determining the fair value of transactions involving common stock, valuation and impairment losses on mineral property acquisitions. Other areas requiring estimates include allocations of expenditures to resource property interests. Actual results may differ from the estimates.

	j)	Basic and Diluted Net Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2007, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

	k)	Comprehensive Loss

SFAS No. 130 – “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	l)	Regulatory Matters

The Company and its mineral property interests are subject to a variety of Canadian government regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	m)	Stock-Based Compensation

On November 1, 2005, the Company adopted SFAS No. 123 (revised 2004) – Share-Based Payment (“SFAS No. 123(R)”), which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments for the enterprise, or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.

In January 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123(R). SFAS No. 123 (R) eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25 – Accounting for Stock Issued to Employees, and instead requires that such transactions be accounted for using a fair-value-based method.

The Company uses the Black-Scholes option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123(R), consistent with that used for pro-forma disclosures under SFAS No. 123 – Accounting for Stock-Based Compensation.

To December 31, 2007, the Company has not granted any stock options.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings cause by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of the Company’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. As of November 30, 2007, the Company has not adopted this statement and management has not determined the effect that adopting this statement would have on the Company’s financial position or results of operations.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

b)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51 ("SFAS No. 160"), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. SFAS No. 160 is effective as of the beginning of an entity’s first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited.  Management has not determined the effect that adopting this statement would have on the Company’s financial position or results of operations.

c)

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the entity’s first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations completed by the Company prior to December 1, 2009 will be recorded and disclosed following existing GAAP. Management has not determined the effect that adopting this statement would have on the Company’s financial position or results of operations.

d)

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 ("SAB 110"). SAB 110 expresses SEC staff views regarding the use of a "simplified" method, as discussed in SAB No. 107 ("SAB 107"), in developing an estimate of expected term of "plain vanilla" share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments. SAB 110 allows a company to extend the use of the simplified method for grants issued beyond December 31, 2007. The Company has not determined whether or not it will elect to use the simplified method of calculating expected term beyond December 31, 2007.

e)

In September 2006, FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 does not require any new fair value measurements. However, FASB anticipates that for some entities, the application of SFAS 157 will change current practice. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 but does not expect that it will have a significant effect on its financial position or results of operations.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

4.	MINERAL CLAIM INTEREST

The Company has the right to conduct exploration activity on one mineral claim (“the Claim”), the legal title to which is held by Woodburn Holdings Ltd. (“Woodburn”), a British Columbia corporation owned and controlled by Robert Baker, who is the sole director and officer of the Company.

The Claim is located on the south end of Polley Lake approximately 90 kilometers northeast of the city of Williams Lake in the Cariboo Mining Division, British Columbia, Canada. The Claim is approximately 500 meters long and 500 meters wide.

To maintain the Claim, Woodburn must pay a fee of approximately $866 each year until 2009, and $1,652 each year thereafter. The Claim is currently in good standing until December 25, 2008.

5.	ADVANCES FROM RELATED PARTIES

The amount due is to various shareholders, is unsecured and interest free with no specific terms of repayment.

6.	CAPITAL STOCK

On December 10, 2004, pursuant to a private placement, the Company sold 5,000,000 shares of its common stock at $0.00001 per share for cash.

The Company has no stock option plan, warrants or other dilutive securities.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006
(Stated in U.S. Dollars)

7.	INCOME TAXES

A reconciliation of income tax expense to the amount computed at the statutory rate of 35% (2006 – 35%) is as follows:

	2007		2006

Expected income tax provision (benefit)	$(3,827	) $	(2,110)
Valuation allowance	3,827		2,110

	$-		$-

Significant components of deferred income tax assets are as follows:

	2007		2006

Operating loss carryforwards	$12,012		$8,275
Valuation allowance	(12,012)		(8,275)

	$-		$-

The Company has approximately $34,600 in losses carryforward which will expire by 2027 if not utilized. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements because at this junction it is unlikely that they will be realized, and therefore, have been offset by a valuation allowance.

8.	CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The Company has no significant contractual obligations or commitments with any parties respecting executive compensation, consulting arrangements, rental premises or other matters, except as disclosed elsewhere in these notes. The officer and directors provide management services to the Company without any compensation.

     Until October 13, 2008, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.